MASTER LOAN AGREEMENT THIS MASTER LOAN AGREEMENT (this “Agreement”), is made as of this 24th day of November, 2025, by and among CONTRAIL AVIATION SUPPORT, LLC (“CAS”), CONTRAIL AVIATION LEASING, LLC (“CAL”, and together with CAS, each a “Borrower,” and collectively, the “Borrowers”) and ALERUS FINANCIAL, NATIONAL ASSOCIATION (the “Lender,” and together with Borrowers, collectively the “Parties”). WHEREAS, Borrowers desire to obtain a loan from Lender in the original principal amount of Fifteen Million Dollars ($15,000,000.00) (“Loan”), the proceeds of which Borrowers shall use for the purchase the aircraft engines and working capital needs. WHEREAS, Lender is willing to extend the Loan to Borrowers, subject to the terms and conditions of this Agreement and the other Loan Documents. WHEREAS the Parties also wish and intend that the terms and conditions hereof will apply to and control all credit facilities or other financial accommodations extended by Lender to either or both Borrowers concurrently with or following the date of this Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that the Existing Loan Agreements are hereby amended, restated and consolidated in their entirety to read as follows: 1. NATURE AND EXTENT OF AGREEMENT. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any Supplement to this Agreement. Borrower understands and agrees that: (a) in granting, renewing, or extending any loan, Lender is relying on Borrower’s representations, warranties, and agreements as set forth in this Agreement; (b) the granting, renewing or extending of any loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (c) all such Loans shall be and remain subject to the terms and conditions of this Agreement. 2. DEFINITIONS; RULES OF INTERPRETATION. 2.1 Definitions. As used in this Agreement, the following terms have the following meanings: “1-Month Term SOFR Rate” means the rate per annum of a one-month forward looking term rate based on the Secured Overnight Financing Rate (“SOFR”) that is administered by the CME Group and published on its website at 5 a.m. Chicago time each day that the Federal Reserve Bank of New York publishes SOFR, set two U.S. Government Securities Business Days prior to the Interest Payment Date, with such other conventions established by Lender in accordance with industry standards, as determined in its reasonable discretion. Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

2 “Affiliate” means, as to any Person, any other Person, directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person (a) owns 10% or more of any class of voting Equity Interests of the controlled Person or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether by ownership of Equity Interests, by contract or otherwise. “Borrowing Date” means each date on which a Loan was or is made by Lender to a Borrower, including, but not limited to, each advance, loan, disbursement or draw under any revolving loan facility extended by Lender to Borrower hereunder or under a Supplement hereto. “Business Day” means any day that the Lender is open for business for normal business hours at its offices in Evansville, Indiana, excluding all Saturdays, Sundays and federally designated Bank holidays. “Capital Contributions” means cash acquired from an owner, partner, member or shareholder, the GAAP accounting effect of which is to increase the equity capital. “Capital Expenditures” means any expenditures made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed assets account of a Borrower, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor. “Closing Date” means the dated upon which all conditions for borrowing as set forth in Section 5 of this Agreement or contained in a Supplement hereto are met or waived by Lender in writing for a given Loan. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means any and all collateral described in any Collateral Document. “Collateral Documents” means the documents described in Section 5.1(b), 5.1(c) or any Supplement hereto and any other document, instrument or agreement previously, now or hereafter furnished by a Person to Lender which provides collateral for the Obligations or the obligations of a Guarantor to Lender, or which requires insurance for Collateral or for either Borrower. “Contingent Obligation” means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (each, a “Guaranty Obligation”); (b) with respect to any letter of credit, banker’s acceptance, bank guaranty, surety bond and other Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

3 similar instruments issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall (x) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, (y) in the case of Swap Contracts, equal the Swap Termination Value in the case of Swap Contracts under which a “termination event” or “event of default” has occurred and, in all other cases, shall equal $0 and (z) in the case of other Contingent Obligations, be deemed equal to the maximum reasonably anticipated liability of the Person in respect thereof. “Debt Service” means with reference to any period, the sum of all due and owing payments of principal on Indebtedness for borrowed money and interest expense of the Borrowers determined in accordance with GAAP for the applicable Testing Period. “Default” means any act, event, condition or omission which, with the giving of notice or lapse of time, would constitute an Event of Default if uncured or unremedied. “EBITDA” means, with respect to any period, Net Income of the Borrowers for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) interest expense of Borrowers for such period, (ii) federal, state and local income taxes for such period, and (iii) depreciation and amortization expense for such period. “Environmental Laws” means all federal, state and local laws including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances including the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Commission and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect. Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

4 “Equity Interest” means, as to any Person, any capital stock, limited liability company membership interest, partnership or limited partnership interest or other interest representing equity in, or ownership of, such Person. “Event of Default” means the occurrence of any of the events described in Section 8.1. “GAAP” means generally accepted accounting principles in effect in the United States from time to time. “Grantor” means the owner of any Collateral. “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any court or similar judicial authority thereof, any entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Equity Interests or otherwise, by any of the foregoing. “Guarantor” means Air T, Inc. (“Air T”) and “Guarantors” means, collectively, all of such Persons, together with any other Person that has or may execute a Guaranty Agreement. “Guaranty Agreement” means any guaranty agreement executed by a Guarantor, pursuant to which such Guarantor guarantees the payment of all or any portion of the Obligations and “Guaranty Agreements” means all such documents, collectively. “Hazardous Materials” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation. “Indebtedness” means, as to any Person, (a) all indebtedness for borrowed money, (b) Non-RE Capitalized Lease Obligations, (c) notes payable and drafts accepted representing extensions of credit, (d) indebtedness and obligations owing by virtue of the issuance of Letters of Credit on behalf of obligor, including, but not limited to, obligations owing under any Reimbursement Agreement, (e) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business), (f) all indebtedness secured by any Lien on any property of the Person even though such Person has not assumed or become liable for the payment of such Indebtedness, provided that for purposes of this clause (g) the amount of such Indebtedness shall be limited to the greater of (i) the amount of such Indebtedness as to which there is recourse to such Person and (ii) the fair market value of the property which is subject to the Lien and (h) Contingent Obligations, but shall exclude RE Capitalized Lease Obligations. Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

5 “Interest Payment Date” means the date that a payment is due as stated in the applicable Note. “IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code. “Knowledge” means the actual or constructive knowledge of such Person, including, but no limited to, the knowledge a reasonable person would obtain after making reasonable inquiry and exercising reasonable diligence with respect to the matters at hand. “Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or charge of any kind including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction (or other similar recording or notice statute, and any lease in the nature thereof), except a filing for precautionary purposes made with respect to a true lease or other true bailment. “Loan” means any revolving loan, term loan, credit facility or financial accommodation of any kind or nature extended by Lender to either or both Borrowers and described herein or in any Supplement hereto or in any promissory note or other document, instrument or agreement executed by either or both Borrowers in favor of or with Lender; and “Loans” means, collectively, all such Loans. “Loan Documents” means this Agreement, all Supplements to this Agreement, the Notes, the Collateral Documents, the Guaranty Agreements, all Permitted Swap Agreements and all other documents, instruments, agreements and certificates related to or executed in connection with this Agreement and the transactions contemplated hereby, all as reaffirmed, amended, restated, supplemented or otherwise modified from time to time. “Margin Stock” means “margin stock” as such term is defined in Regulation G, T, U or X of the Federal Reserve Board. “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of a Borrower; (b) a material impairment of the ability of a Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against a Borrower of any Loan Document. “Net Income” means, with reference to any period, the net income (or net loss) of the Borrowers for such period, but excluding any nonrecurring income and extraordinary profits during such period and any taxes on such nonrecurring income and extraordinary profits. Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

6 “Non-RE Capitalized Lease” means, as to any Person, any lease that is not a RE Capitalized Lease, the obligations under which have been, or are required to be, recorded as a capital lease liability on the balance sheet of that Person. “Non-RE Capitalized Lease Obligations” means, as to any Person, at any date, the obligations of such Person under Non-RE Capitalized Leases. “Note” means any promissory note of either Borrower to Lender now existing or hereafter executed; and “Notes” means, collectively, all such promissory notes of either Borrower. “Obligations” means all obligations of every nature of either Borrower from time to time, whether existing or arising hereunder or hereafter, owed to Lender or an Affiliate of Lender and whether under the Loan Documents or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise. “Obligations Due from Related Parties” means any and all debts, liabilities and obligations of every nature or form owing from Related Parties. “PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA. “Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which a Borrower sponsors, maintains, or to which a Borrower makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years. “Permitted Distributions” means (a) distributions by either Borrower to its respective shareholders, members, or partners, as the case may be, by April 15 of the year following the end of each taxable year of either Borrower for which it is taxed as a partnership under the Code (the “Year End Distributions”) in an aggregate amount equal to a Borrower’s taxable income for such taxable year multiplied by a percentage (the “Applicable Percentage”) equal to the sum of the highest marginal tax rate for an individual then in effect under the Code plus the Effective State Tax Rate and (b) distributions by a Borrower to its shareholders, members, or partners during each taxable year of a Borrower for which it is taxed as a partnership under the Code (the “Interim Distributions”) in such amounts and at such times the shareholders, members, or partners of a Borrower will be able to make timely estimated and final tax payments, if any, of all federal and state taxes attributable to a Borrower’s taxable income; provided that (i) the sum of all Interim Distributions shall be credited against the Year End Distributions and (ii) the aggregate amount of all Interim Distributions shall not exceed a Borrower’s estimated taxable income from the beginning of the taxable year through the date of such Interim Distribution multiplied by the Applicable Percentage; provided that this subsection (ii) shall not be violated so long as Interim Distributions are made based on estimates of taxable income made in good faith by a Borrower and (c) Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

7 distributions by either Borrower to its respective shareholders, members, or partners, as the case may be, provided that (A) Borrowers are in compliance with all financial covenants hereunder immediately before and after giving effect to such distribution, (ii) no Event of Default has occurred and is continuing, and (iii) no Event of Default would result therefrom. The Effective State Tax Rate applicable to a Borrower equals the highest marginal rate of state income taxation imposed by any state in which a member or partner of a Borrower resides or is domiciled on the taxable income of a Borrower which is passed through to such member or partner pursuant to the Code. “Permitted Liens” means (a) Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith by a Borrower for which adequate reserves are established and maintained in accordance with GAAP; (b) other statutory Lien claims not delinquent or remain payable without penalty, or which a Borrower is contesting in good faith, including construction, mechanics’ and warehousemen Liens; (c) security interests and Liens incurred in connection with RE Capitalized Lease Obligations or purchase money Liens on any property acquired after the date hereof to be used by a Borrower in the normal course of its business, and created or incurred simultaneously with the acquisition of such property, if such Lien is limited to the property so acquired, the Indebtedness secured by such Lien does not exceed 100% of the purchase price of such property and, in the case of purchase money Liens, the aggregate Indebtedness secured by all such Liens does not exceed $100,000.00 at any time outstanding in the aggregate for a Borrower; (d) Liens or deposits in connection with worker’s compensation or other insurance or to secure customs’ duties, the performance of bids, trade contracts (other than for borrowed money), leases, public or statutory obligations, surety or appeal bonds, or deposits required by law or government regulations or by any court order, decree, judgment or rule as a condition to the transaction of business or the exercise of any right, privilege or license, or other obligations or deposits of like nature incurred in the ordinary course of business; (e) any attachment or judgment lien not constituting an Event of Default under this Agreement; (e) Liens in favor of Lender; and (f) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect as a practical matter upon the ownership or use of its property by a Borrower. “Permitted Redemptions” means each redemption of Equity Interests in CAS held by OCAS, Inc., a Wisconsin corporation, and installment payments in connection therewith, provided that with respect to each installment payment made in connection therewith, (A) Borrowers are in compliance with all financial covenants hereunder immediately before and after giving effect to such installment payment, (ii) no Event of Default has occurred and is continuing at the time of such installment payment, and (iii) no Event of Default would result from such installment payment. “Permitted Swap Agreement” means a Swap Contract between a Borrower and Lender, an Affiliate of Lender or another financial institution acceptable to Lender, Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

8 including, without limitation, any Permitted Swap Agreements in existence as of the Closing Date. “Person” means any natural person, corporation, limited liability company, joint venture, limited liability partnership, partnership, association, trust or other entity or any Governmental Authority. “Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which a Borrower sponsors or maintains or to which a Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan. “Quarterly Rolling Cash Flow Coverage Ratio” means a ratio, the numerator of which is Borrowers’ Net Income in accordance with GAAP, less dividends to members of either Borrower, plus the aggregate amounts deducted in determining Net Income in respect of interest, depreciation, depletion, and amortization expense, in each case determined in accordance with GAAP, plus Capital Contributions and any increase in Subordinated Debt, all for the then most recently ended period of four (4) consecutive fiscal quarters, and the denominator of which is the Borrowers’ Debt Service for the corresponding period. “RE Capitalized Lease” means, as to any Person, any lease associated with a building, real estate or facilities (which includes, e.g., printers and copiers), the obligations under which have been, or are required to be, recorded as a capital lease liability on the balance sheet of that Person. “RE Capitalized Lease Obligations” means, as to any Person, at any date, the obligations of such Person under RE Capitalized Leases. “Related Parties” means a parent company or any shareholder or shareholder’s spouse, owner or owner’s spouse, member or member’s spouse, manager or manager’s spouse, officer or officer’s spouse, employee or employee’s spouse, agent, or a business entity more than five percent (5%) of the ownership interests of which is owned directly or by any of such persons. “Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation of a Governmental Authority applicable to or binding upon the Person or any of its property or any ruling, order, judgment or determination of an arbitrator or a Governmental Authority to which the Person or any of its property is subject, including, but not limited to, all laws (statutory or common), rules, or regulations arising under or related to the Employee Retirement Income Security Act of 1974, as amended from time to time. “Restricted Payments” means dividends or other distributions by a Borrower based upon the Equity Interests of a Borrower (except dividends payable solely in Equity Interests of a Borrower) and purchases, redemptions and other acquisitions, direct or indirect, by a Borrower of Equity Interests of a Borrower. Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

9 “SOFR Rate Loan” means a Loan bearing interest at a rate determined by reference to the 1-month Term SOFR Rate. “Solvent” means, with respect to any Person, that as of the date of determination both: (a) (i) the then fair saleable value of the property of such Person is (y) greater than the Total Liabilities (including Contingent Obligations) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; and (ii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. “Subordinated Debt” means any liabilities for borrowed money which have been subordinated in right of payment and priority to the Loan, all on terms and conditions satisfactory to Lender. “Subsidiary” of a Person means any other Person, as of a particular date, which it directly, or indirectly through one or more of its Subsidiaries, owns at least 50% of the outstanding Equity Interests of such other Person. “Supplement” has the meaning ascribed to it in Section 3.1 of this Agreement. “Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing. “Swap Termination Value” means, in respect of any Swap Contract, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract, (a) for any date on or after the date such Swap Contract has been closed out and termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a) the amount determined as the mark-to-market value for such Swap Contract, as determined by the applicable Borrower based upon one or more mid-market or other readily available quotations provided by any recognized dealer in Swap Contracts (which may include Lender). Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

10 “Tangible Net Worth” “Tangible Net Worth” means a Borrower’s total assets excluding all intangible assets (i.e. goodwill, trademarks, patents, copyrights, organizational expenses, and other intangible assets) less Total Liabilities excluding any amounts owing by CAS to OCAS, Inc. pursuant to (a) that certain Secured Subordinated Promissory Note in the principal amount of $4,570,000 dated April 1, 2024 (and executed on May 29, 2024), as amended by Amendment No. 1 to Secured Promissory Note dated October 28, 2025 (“Subordinated OCAS Note”), and (b) any promissory note issued by CAS as full or partial consideration for the redemption of any of OCAS, Inc.’s remaining equity interests in CAS. With respect to investments in the equity of another entity or investments in a beneficial interest in a trust made by a Borrower after the date of this Agreement and approved by Lender in writing, the investment shall be included in the calculation of the Borrower’s total assets as a tangible asset. The assets in such entity(ies) and trust(s) shall be appraised on an annual basis. The value of an equity investment or an investment in a beneficial interest in a trust that shall be used in the next calculation of Tangible Net Worth shall be determined as follows: the product of (i) the most current appraised value of the entity’s or trust’s assets, as applicable (excluding cash) minus any outstanding debt of the entity or trust, as applicable, p/us the amount of any cash held by the entity or trust, as applicable, multiplied by (ii) the percentage of equity of the entity or the percentage of the beneficial interests in the trust, as applicable, owned by the Borrowers. If Lender has not approved an equity investment or an investment in a beneficial interest in a trust prior to consummation of the investment, the investment shall be deemed intangible for purposes of this definition and not included in the determination of Tangible Net Worth, but notwithstanding anything else in this Agreement or any other Loan Document, the Borrower shall be permitted to consummate the investment as long as the Borrowers (both before and after consummation of such investment) are in compliance with the financial covenants of this Agreement and any Supplement, and no other Event of Default has occurred and is continuing. Notwithstanding anything in the Master Loan Agreement, Collateral Documents, Guaranties or any other Loan Document, the Parties hereby agree that CAS’ creation of, participation in, management of (in exchange for service fees), and ongoing and periodic equity investment, whether with Loan proceeds or other CAS’ assets, in one or more separate investment funds or other investment vehicles (in which third parties shall be and Borrower Affiliates may also be investors) that acquires aircraft and engines, whether directly or through investments in equity of other entities or investments in beneficial interests in trusts (each, an “Investment Vehicle”), (1) constitute (A) operations by Borrowers in the ordinary course of business and (B) the use of funds for Borrowers’ business operations, and (2) do not constitute business activities substantially different than those in which Borrowers are currently engaged; provided that the Borrowers (both before and after consummation of such investment) are in compliance with the financial covenants of the Master Loan Agreement and any Supplement and no other Event of Default has occurred and is continuing; provided, however, that (i) for purposes of the definition of Tangible Net Worth, Borrowers acknowledge and agree that no Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

11 equity investment by CAS into an Investment Vehicle shall be included in the calculation of a Borrower’s total assets as a tangible asset unless such investment has been approved by Lender in writing (and the parties agree that such approval can be electronic) and (ii) CAS shall make no equity investment in an Investment Vehicle without prior Lender approval, and such approval shall not be unreasonably withheld and Lender shall provide its response to CAS’ request for approval promptly; and such consent may not be unreasonably conditioned on the creation, in Lender’s favor, of a Lien in any assets of the Investment Vehicle or other assets not owned directly by CAS or CAL. For clarification, an Investment Vehicle does not include a wholly-owned special purpose vehicle or special purpose entity (also known as an “SPV” or “SPE”) that a Borrower establishes to acquire and hold an aircraft and/or engines, which process is already part of Borrowers’ ordinary course of business. “Total Liabilities” means, as to any Person, all items which would be classified as liabilities on the balance sheet of such Person. “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities. 2.2 Rules of Interpretation; Joint and Several Obligations. (a) Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise: (i) all references to a particular statute or regulation include all rules and regulations promulgated thereunder and any successor statute, regulation or rules, in each case as from time to time in effect; (ii) accounting terms shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP consistently applied; (iii) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document; (iv) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”; (v) the word “including” shall be construed as “including without limitation”; (vi) references to a fiscal year or fiscal quarter mean the fiscal year or fiscal quarter of the applicable Borrower; and (vii) references to the word “Subsidiary” shall mean a Subsidiary of either Borrower. 3. SUPPLEMENTS, CALCULATION OF INTEREST AND PAYMENTS. 3.1 Supplements. In the event Borrowers desire to borrow from Lender and Lender is willing to lend to the Borrowers, or in the event Lender and Borrowers desire to Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

12 consolidate any existing Loans hereunder, Lender and Borrowers, will enter into a supplement to this Agreement (each supplement, as it may be amended, modified, supplemented, extended or restated from time to time, a “Supplement” and, collectively, the “Supplements”). Each Supplement will set forth Lender’s commitment to make that Loan to the Borrowers, the amount of the Loan(s), any special purpose of the Loan(s), the interest rate or rate options applicable to the Loan(s), the repayment terms of the Loan(s), and any other terms and conditions applicable to the specific Loan(s). Each Supplement will also be accompanied by a Note of the Borrowers setting forth the Borrowers’ obligation to make payments of interest on the unpaid principal balance of the Loan(s), and fees and premiums, if any, and to repay the principal balance of the Loan(s). Each Loan will be governed by the terms and conditions contained in this Agreement, the Supplement relating to that Loan, and the Note. 3.2 Interest Rates. (a) The unpaid principal balance of each of the Loans outstanding from time to time shall bear interest for the period commencing on the Borrowing Date of such Loan until such Loan is paid in full. (b) Upon default, including failure to pay upon final maturity, Lender, at its option, may, as permitted under applicable law, add any unpaid accrued interest to the principal balance of any Note. Also, upon default, including failure to pay upon final maturity, Lender, at its option, may, as permitted under applicable law, increase the interest rate on any Note to three percent (3.0%) (the “Default Rate Margin”) above the then effective interest rate of the Note. The Default Rate Margin may also apply, at Lender’s option, to each succeeding interest rate change that would have applied had there been no default. This increased rate shall never exceed the maximum rate permitted by applicable law. (c) Interest on each Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under each Note is computed using this method. 3.3 Payments. All payments of principal and interest on each Note and of all fees due hereunder shall be made at the office of Lender in immediately available funds not later than 12:00 p.m., Madison time, on the date due; funds received after that time shall be deemed to have been received on the next Business Day. Whenever any payment hereunder or under a Note is stated to be due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day and such extension of time shall be included in computing any interest or fee then due. Lender may charge any account of a Borrower at Lender for any payment due under any Notes (including prepayments), or any fee or other amount payable hereunder, on or after the date due. Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

13 If a payment is ten (10) days or more late, Borrowers will be charged five percent (5%) of the unpaid portion of the regularly scheduled payment or Fifty Dollars ($50.00), whichever is greater, but in any event not to exceed the amount permitted by applicable law. Borrowers will pay a fee to Lender of $20.00 if a Borrower makes a payment on any Loan and the check or preauthorized charge with which a Borrower pays is later dishonored. Notwithstanding anything to the contrary contained herein or in any Note, unless required by applicable law, and prior to any default being declared, payments will be applied first to any accrued unpaid interest; then to principal; then to escrow; then to any late charges; and then to any unpaid collection costs. 3.4 Prepayments. (a) Prepayments; Minimum Finance Charge. Borrowers agree that all loan fees and other prepaid finance charges are earned fully as of the date of each Loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrowers understand that Lender is entitled to a minimum finance charge of $95.00. Other than Borrowers’ obligations to pay any minimum finance charge, Borrowers may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrowers of Borrowers’ obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrowers’ making fewer payments. Borrowers agree not to send Lender payments marked “paid in full,” “without recourse,” or similar language. IF Borrowers send such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrowers will remain obligated to pay any further amounted owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Alerus Financial, National Association 2300 S. Columbia Rd., Grand Forks, ND 58201. 3.5 Use of Proceeds. Borrowers shall use all Loan proceeds for Borrowers’ business operations, unless specifically consented to the contrary by Lender in writing. Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

14 4. REPRESENTATIONS AND WARRANTIES. IN ORDER TO INDUCE LENDER TO MAKE THE LOANS, BORROWERS REPRESENT AND WARRANT TO LENDER AS OF EACH BORROWING DATE: 4.1 Organization; Subsidiaries; Power; Assumed Business Names. (a) CAS is a limited liability company organized and validly existing under the laws of the State of North Carolina and properly authorized to do business in Wisconsin and all other states in which CAS is doing business, and (i) no filing has been made with the North Carolina Secretary of State for the dissolution of CAS, (ii) neither the manager nor the members of CAS have taken any action authorizing the liquidation or dissolution of CAS, (iii) has duly qualified as a foreign limited liability company to do business and is in good standing in every jurisdiction in which the nature of its business or the ownership of its properties requires such qualification and in which the failure to so qualify would have a Material Adverse Effect. CAS has the limited liability company power to own its properties and carry on its business as currently being conducted. (b) CAL is a limited liability company organized and validly existing under the laws of the State of Wisconsin and properly authorized to do business in Wisconsin and all other states in which CAL is doing business, and (i) no filing has been made with the Wisconsin Department of Financial Institutions for the dissolution of CAL, (ii) neither the manager nor the members of CAL have taken any action authorizing the liquidation or dissolution of CAL, (iii) has duly qualified as a foreign limited liability company to do business and is in good standing in every jurisdiction in which the nature of its business or the ownership of its properties requires such qualification and in which the failure to so qualify would have a Material Adverse Effect. CAL has the limited liability company power to own its properties and carry on its business as currently being conducted. (c) Borrowers have filed or recorded all documents or filings required by law relating to all assumed business names used by either Borrower. Excluding the names of Borrowers, the following is a complete list of all assumed business names under which either Borrower does business: None. 4.2 Authorization and Binding Effect. The execution and delivery by each Borrower of the Loan Documents to which it is a party, and the performance of its obligations thereunder: (a) are within each Borrower’s organizational power, (b) has been duly authorized by proper organizational action, (c) is not in violation of any Requirement of Law, its charter documents or the terms of any agreement, restriction or undertaking to which it is a party or by which it is bound, and (d) does not require the approval or consent of its members, any Governmental Authority or any other Person, other than those obtained and in full force and effect. The Loan Documents to which Borrowers are a party, when executed and delivered, will constitute the valid and binding obligations of Borrowers enforceable in accordance Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

15 with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors’ rights and except to the extent that general principles of equity might affect the specific enforcement of such documents. 4.3 Financial Statements. Each of Borrowers’ financial statements (whether consolidated or otherwise) supplied to Lender were prepared in accordance with GAAP consistently applied throughout the periods involved, are correct and complete and fairly present the financial condition of either or both Borrowers as of such dates and the results of their operations for the periods ended on such dates, subject, in the case of the interim statements, to normal year-end adjustments. There has been no material adverse change in the condition or prospects of either Borrower, financial or otherwise, and, to the Knowledge of either Borrower, no event, act or failure to act which would reasonably be expected to result in a Material Adverse Effect has occurred, since the date of the most recent financial statements furnished to Lender. Borrowers have no material contingent obligations except as disclosed in such financial statements. 4.4 Litigation. There is no litigation or administrative proceeding pending or, to the Knowledge of either Borrower, threatened against or affecting either Borrower or the properties of either Borrower which (a) purport to affect or pertain to this Agreement, any other Loan Document or any documents related thereto, or any of the transactions contemplated hereby or thereby or (b) if determined adversely would reasonably be expected to have a Material Adverse Effect. 4.5 Restricted Payments. Neither Borrower has, since the date of its most recent financial statements furnished to Lender, made any Restricted Payments other than Restricted Payments permitted under Section 7.1. 4.6 Indebtedness; No Default. Neither Borrower has any outstanding Indebtedness or Contingent Obligations, except those permitted under Sections 7.2 and 7.3. There exists no default nor, to the Knowledge of either Borrower, has any act or omission occurred which, with the giving of notice or the passage of time, would constitute a default under the provisions of (a) any instrument evidencing such Indebtedness, Contingent Obligation or Operating Lease Obligation or any agreement relating thereto or (b) any other agreement or instrument to which either Borrower is a party and, in each case, which would reasonably be expected to have a Material Adverse Effect. 4.7 Ownership of Properties; Liens and Encumbrances. Each Borrower has good and marketable title to all property, real and personal, reflected on the most recent financial statements of each Borrower furnished to Lender, and all property purported to have been acquired since the date of such financial statements, except property sold or otherwise disposed of in the ordinary course of business subsequent to such date. All such property is free of any Lien, except Permitted Liens. All owned and leased buildings and equipment of each Borrower is in good Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

16 condition, repair and working order, ordinary wear and tear excepted, and, to each Borrower’s Knowledge, conform to all Requirements of Law. 4.8 Tax Returns Filed. Each Borrower has filed when due all federal and state income and other tax returns which are required to be filed. Each Borrower has paid or made provision for all taxes shown on said returns and on all assessments received by it to the extent that such taxes have become due except any such taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. Each Borrower has no Knowledge of any liabilities which may be asserted against them upon audit of such federal or state tax returns. 4.9 Margin Stock. Neither Borrower is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. 4.10 Regulated Entities. Neither Borrower is an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower is subject to any Requirement of Law limiting its ability to incur Indebtedness. 4.11 No Burdensome Restrictions. To the Knowledge of either Borrower, neither Borrower is a party to or is bound by any agreement, instrument, undertaking, any Requirement of Law, or subject to any other restriction (a) which could reasonably be expected to have a Material Adverse Effect or may in the future have a Material Adverse Effect or (b) under or pursuant to which such Person is or will be required to place (or under which any other person may place) a Lien upon any of its properties securing Indebtedness either upon demand or upon the happening of a condition, with or without such demand. 4.12 Trademarks, Etc. Each Borrower possesses adequate trademarks, trade names, copyrights, patents, permits, service marks and licenses, or rights thereto, for the present and planned future conduct of its businesses substantially as now conducted, without any known conflict with the rights of others which could reasonably be expected to have a Material Adverse Effect. 4.13 Environmental Matters. (a) Except to the extent that would not have a Material Adverse Effect, the facilities and properties owned, leased or operated by either Borrower (together with the Property, collectively the “Properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of or (ii) could give rise to liability under, any Environmental Law. (b) With respect to the period during which either Borrower owned or occupied the Properties, and to either Borrower’s Knowledge, with respect to the time before either Borrower owned or occupied the Properties there has been no unremediated release or threat of release of Hazardous Materials at or from Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

17 the Properties, or arising from or related to the operations of either Borrower (the “Business”), in violation of or in amounts or in a manner that could give rise to material liability under Environmental Laws. (c) Except to the extent that would not have a Material Adverse Effect, the Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the Business. Each Borrower has all permits, licenses and approvals required under Environmental Laws. (d) With respect to the period during which either Borrower owned or occupied the Properties, and to either Borrower’s Knowledge, with respect to the time before either Borrower owned or occupied the Properties, (i) Hazardous Materials have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to material liability under, any Environmental Law and (ii) Hazardous Materials have not been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to material liability under, any applicable Environmental Law. (e) Neither Borrower has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does either Borrower have Knowledge or reason to believe that any such notice will be received or is being threatened. (f) No judicial proceeding or governmental or administrative action is pending or, to the Knowledge of either Borrower, threatened under any Environmental Law to which either Borrower is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business. 4.14 Compliance with All Laws. Borrowers are, and at all times have been, in compliance with all Requirements of Law, writs, judgments, injunctions, decrees and awards to which either may be subject, except those being contested in good faith and involving no possibility of criminal liability and except where the failure to comply could not reasonably be expected or have been expected to have a Material Adverse Effect. 4.15 Fiscal Year. Each Borrower’s fiscal years end on the last day of March of each year. 4.16 Employee Controversies. There are no controversies pending or, to either Borrower’s Knowledge, threatened or anticipated between either Borrower and any of their respective employees, other than employee grievances arising in the Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

18 ordinary course of business which are not, in the aggregate, material to either Borrower’s financial condition or prospects. 4.17 Solvency. Each Borrower is and, upon the incurrence of any Obligations by either Borrower on any date on which this representation is made, will be Solvent. 4.18 Accuracy of Information. All information furnished by Borrowers to Lender is true, correct and complete in all material respects as of the date furnished and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading. 5. CONDITIONS FOR BORROWING. Lender’s obligation to make any Loan is subject to the satisfaction or waiver by Lender in writing, on or before the following dates, of the following conditions: 5.1 On or Before the Closing Date of Each Loan. Lender shall have received the following, all in form, detail and content satisfactory to Lender: (a) Notes. Each Note, duly executed by the applicable Borrower. (b) Supplements. Each Supplement, duly executed by the applicable Borrower and Lender. (c) Collateral Documents. (i) Any and all documents that Lender reasonably deems necessary to create or continue, in favor of Lender, a first position Lien on all assets of each Borrower and to provide insurance for such assets and the Borrowers; and (ii) all financing statements and other instruments required to perfect the Liens granted to Lender by either Borrower. Each of the Collateral Documents shall be duly executed by the parties thereto. (d) Subordination Agreements. Subordination agreements by which all Subordinated Debt is subordinated to the Obligations and any Lien in favor of the holder of Subordinated Debt is subordinated to the Lien in favor of the Lender, all in a form reasonably acceptable to Lender. (e) Guaranty Agreements. Guaranty Agreements by each of the Guarantors. (f) Personal Property Searches. Searches of the appropriate public offices demonstrating that no Lien is of record affecting either Borrower or any Guarantor or their respective properties except those which are acceptable to Lender. Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

19 (g) Charter Documents. (i) a copy of the Articles of Organization or Articles of Incorporation, as applicable, of each Borrower and Guarantor, certified as of a recent date by the appropriate Governmental Authority of each Borrower’s and each Guarantor’s, state of organization; (ii) a copy of the Operating Agreement or Bylaws, as applicable of each Borrower and each Guarantor; (iii) certificates of status/good standing with respect to each Borrower and each Guarantor, issued as of a recent date by the appropriate Governmental Authority of Borrower’s or Guarantor’s, state of organization and each state in which each Borrower and each Guarantor, is qualified to transact business as a foreign company; and (iv) copies, certified by the manager of each Borrower and the secretary of each Guarantor, to be true and correct and in full force and effect on the Closing Date, of (a) charter documents of each Borrower and each Guarantor; (b) resolutions of the members or shareholders, as applicable, of Borrower and each Guarantor, authorizing the issuance, execution and delivery of the Loan Documents to which each Borrower and each Guarantor, is a party; and (c) a statement containing the names and titles of the officer/member/manager of each Borrower authorized to sign such documents, together with true signatures of such Persons. (h) No Default Certificate. A certificate signed by an authorized officer/member/manager/partner of each Borrower to the effect that the representations and warranties contained in Section 4 hereof, in the other Loan Documents are true and correct on and as of the Closing Date and no Default or Event of Default exists on the Closing Date. (i) Insurance Certificates. Insurance policies or evidence of insurance coverage (Accord 27 Certificates) in such amounts and against such risks as required in this Agreement or in the Collateral Documents naming Lender as additional insured and lender as loss payee; (j) Fees. Payment of all fees and expenses due and owing under Section 9.2 of this Agreement. (k) Additional Conditions Set Forth in Supplements. Any conditions set forth in the Supplement for the given Loan. (l) Proceedings Satisfactory. Such other documents as Lender may reasonably request; and all proceedings taken in connection with the transactions Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

20 contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory to Lender. 5.2 On or Before Each Subsequent Borrowing Date: (a) Borrowing Procedure. Each Borrower shall have complied with the borrowing procedure set forth in the relevant Supplement. (b) Representations and Warranties True and Correct. The representations and warranties contained in Section 4 hereof and in the other Loan Documents shall be true and correct on and as of the relevant Borrowing Date except (i) that the representations and warranties contained in Section 4.3 shall apply to the most recent financial statements delivered pursuant to Section 6.1 and (ii) for changes permitted by this Agreement. (c) No Default. There shall exist on that Borrowing Date no Default or Event of Default. (d) Proceedings and Documentation. Lender shall have received such instruments and other documents as it may reasonably request in connection with the making of such Loan, and all such instruments and documents shall be in form and content satisfactory to Lender. 6. AFFIRMATIVE COVENANTS. Each Borrower covenants that it will, until Lender’s commitment to extend credit hereunder and all Permitted Swap Agreements have terminated or expired and the Notes, and all fees and expenses payable hereunder, have been paid in full: 6.1 Financial Statement. (a) Borrower. As soon as available, but in any event not later than one hundred twenty (120) days after the end of the fiscal year of the Borrowers’, furnish to Lender (i) consolidated audited balance sheet and audited statements of income, accumulated earnings, and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, prepared by an independent certified public accountant satisfactory to Lender; and (ii) an appraisal of each Borrower’s fixed assets and inventory and of the fixed assets and inventory of any entity described in the definition of “Tangible Net Worth” set forth in Section 2 above, each prepared by an independent appraiser satisfactory to Lender. In addition, as soon as available, but in any event not later than forty-five (45) days after the end of each month, furnish to Lender each Borrower’s balance sheet and statements of income, accumulated earnings, and cash flows for the respective month and year-to-date periods, all prepared in accordance with GAAP, setting forth in each case in comparative form the figures for the previous year’s respective month and year-to-date periods and certified by an officer of each Borrower as being true and correct. Lender, in its sole Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

21 discretion, reserves the ability to change upon written notice to Borrowers the required times and frequencies of submissions of financial statements by each Borrower. In addition to any other financial reporting requirements of each Borrower to Lender, each Borrower agrees to furnish to Lender upon written request from Lender, at times and frequencies determined appropriate by Lender in its sole discretion from time to time, Federal and State income tax returns, borrowing base certificates, agings of receivables and payables, inventory schedules, budgets, forecasts, and other reports with respect to each Borrower’s financial condition and business operations. (b) Financial Reporting Requirements for Corporate Guarantor (AIR T).To the extent such information is not publicly and readily available, and to the extent not prohibited by applicable law, cause Air T to furnish to Lender within thirty (30) days of the direction of the Lender to do so, but in any case, no less frequently than annually, a financial statement of Air T listing all assets and liabilities (including contingent liabilities) of Air T, and the resulting net worth, signed and dated by Air T, in form, detail and completeness acceptable to Lender in its sole discretion from time to time. In addition, as soon as available, but in any event not later than ten (10) days after filing copies of Air T’s Federal income tax return as filed with the Internal Revenue Service, signed by Air T, complete in all respects including all statements, schedules (including any Schedule K-1s related to income or losses reported), forms and attachments thereto. In addition to any other financial reporting requirements of Air T to Lender, Air T agrees to furnish to Lender, at times and frequencies reasonably determined appropriate by Lender from time to time, any other information or reports with respect to Air T’s financial condition. 6.2 Books and Records; Inspections. Keep proper, complete and accurate books of record and account and permit any representative of Lender to visit and inspect any of the properties and examine and copy any of the books and records of each Borrower at any reasonable time and as often as may reasonably be desired. 6.3 Collateral Inspection/Appraisal; Cost Reimbursement. At reasonable times and intervals and upon five (5) days prior written notice, Lender shall be entitled to perform and Borrowers shall cooperate with examinations, inspections, audits and appraisals as provided herein. Upon five (5) days advance written notice by Lender to Borrowers, Borrowers shall permit access to their respective books and records by Lender and by Lender’s designated representatives and agents during regular business hours for purposes of inspection, copying and/or auditing; provided, however, after the occurrence and during the continuance of an Event of Default, the Lender need not provide any notice prior to such inspection or audit. Lender and Lender’s designated representatives and agents shall also have the right upon five (5) days advance notice to examine, inspect and/or appraise any collateral for the Obligations wherever located during regular business hours; provided, however, after the occurrence and during the continuance of an Event of Default, the Lender need not provide any notice prior to such inspection or appraisal. Subject Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

22 to any limitations under applicable law, Borrowers shall reimburse Lender for any professional fees or other out-of-pocket expenses incurred by Lender at its then current rate in connection with any examinations, inspections or audits of the books and records of either Borrower and/or any examinations, inspections and/or appraisals of such collateral. 6.4 Insurance. Maintain insurance coverage as may be required by law or the Collateral Documents but in any event not less than insurance coverage, in the forms, amounts and with companies, which would be carried by prudent management in connection with similar properties and businesses. Without limiting the foregoing, each Borrower will (a) keep all their respective physical property insured against fire and extended coverage risks in amounts at least equal to, and with deductibles no greater than, those generally maintained by businesses engaged in similar activities in similar geographic areas; (b) maintain all such worker’s compensation and similar insurance as may be required by law; (c) maintain, in amounts and with deductibles at least equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the applicable Borrower, business interruption insurance and product liability insurance; (d) maintain $50,000,000 Aviation Commercial General Liability Policy listing Lender as additional insured to include: (i) Endorsement 1 - Named Insured Endorsement, (ii) Endorsement 4 - Worldwide Coverage Territory, (iii) Endorsement 6 - Aircraft Parts Inventory Coverage $15,000,000.00, (iv) Endorsement 9 - 90-day notice of cancellation, (v) Endorsement 17 – Deletion of Terrorism Exclusion, (vi) Endorsement 20 – Extended Coverage Aviation Liabilities $100,000,000; and (e) maintain $500,000,000 Financial Institution Aircraft Policy. 6.5 Condition of Property. Keep its properties (whether owned or leased) in good condition, repair and working order. 6.6 Payment of Taxes. Pay and discharge all lawful taxes, assessments and governmental charges upon it or against its properties prior to the date on which penalties are attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by each Borrower and appropriate reserves with respect thereto are established and maintained. 6.7 Compliance with Law. Do all things necessary, except as permitted under Section 7.5, to (a) maintain its existence in its respective state of formation and obtain and maintain its qualification to transact business as a foreign entity in any other state where the ownership of property or the conduct of business make qualification necessary and where the failure to so qualify would have a Material Adverse Effect, (b) preserve and keep in full force and effect its rights and franchises necessary to continue its business and (c) comply with all Requirements of Law, writs, judgments, injunctions, decrees and awards to which it may be subject including all applicable Environmental Laws, except those being contested in good faith and involving no possibility of criminal liability and except where the Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

23 failure to comply could not reasonably be expected to have a Material Adverse Effect. 6.8 Compliance with Other Loan Documents. Timely comply with all of its obligations under the other Loan Documents. 6.9 Notices. Promptly, and in any event within 3 Business Days after either Borrower has become aware of the applicable event, notify Lender in writing of: (a) any Default or Event of Default; (b) any notice given, or any action taken with respect to a claimed default, by any holder of any other Indebtedness issued or assumed by a Borrower, or the lessor under any lease as to which a Borrower is the lessee or under any agreement under which any such Indebtedness was issued or secured; (c) any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document received by a Borrower from any Person asserting or alleging a circumstance or condition which requires or may require a financial contribution by a Borrower or a cleanup, removal, remedial action or other response by or on the part of a Borrower under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from a Borrower for an alleged violation of Environmental Laws and which, in any such circumstance, could reasonably be expected to have a Material Adverse Effect; (d) the commencement or non-frivolous threat of, or any material development in, any action, suit, arbitration or other proceeding affecting a Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and (e) any condition or event which would make any warranty contained in Section 4 inaccurate. Each notice under this Section 6.9 shall be accompanied by a written statement by an officer or member of the applicable Borrower setting forth details of the occurrence referred to therein, stating what action such Borrower proposes to take with respect thereto and at what time and accompanied by all documents and correspondences from and to third parties relating to the occurrence referred to therein. 6.10 Lender Accounts. Maintain with Lender all of Borrowers’ depository accounts. 6.11 Computation of All Financial Covenants. All computations made to determine compliance with any financial covenants set forth in any Supplement shall be made in accordance with GAAP, applied on a consistent basis, certified by Borrowers as being true and correct and shall be completed using the relevant consolidated financial data of all Borrowers. Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

24 6.12 Review and Acceptance of Leases. Provide to Lender all leases or assignments pertaining to the Collateral securing any Note, and other documentation as Lender may require, and Lender shall approve the form and substance of such lease or assignment, which approval shall not be unreasonably withheld. 6.13 ASA Certification. In the case of CAS, maintain ASA certification at all times. 7. NEGATIVE COVENANTS. Each Borrower covenants that, without the prior written consent of Lender, Borrowers will not, until Lender’s commitment to extend credit hereunder and all Permitted Swap Agreements have terminated or expired and the Notes, and all fees and expenses payable hereunder, have been paid in full: 7.1 Restricted Payments. Make any Restricted Payments other than Permitted Redemptions; provided that so long as either Borrower is a limited liability company, such Borrower may make Permitted Distributions. 7.2 Indebtedness. Create, incur, assume or permit to exist any Indebtedness except (a) Indebtedness owed to Lender; (b) Indebtedness secured by Permitted Liens; (c) Indebtedness permitted under Section 7.3; (d) RE Capitalized Lease Obligations; (e) in the case of any wholly-owned or non wholly-owned subsidiary of CAS or CAL, Indebtedness that is non-recourse and is not secured by any Collateral in which Lender has a security interest, as long as Borrowers (both before and after consummation of such Indebtedness) are in compliance with the financial covenants of this Agreement and no other Event of Default has occurred and is continuing; or (f) Indebtedness identified on Schedule 7.2 hereto. 7.3 Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except (a) endorsements for collection or deposit in the ordinary course of business; (b) Contingent Obligations in favor of Lender or an Affiliate of Lender; and (c) obligations under Permitted Swap Agreements. 7.4 Liens. Create, assume or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except Permitted Liens. 7.5 Mergers. Merge or consolidate with or into any other Person, except as approved by Lender, which approval shall not be unreasonably withheld. 7.6 Acquisitions, Advances and Investments. Acquire any other business or partnership or joint venture interest or make any loans, advances or extensions of credit to, or any investments in, any Person except (notwithstanding anything contrary in this Agreement or other Loan Documents), (a) the purchase of United States government obligations maturing within one year of the date of acquisition; (b) extensions of credit to customers in the ordinary course of business; (c) the purchase of certificates of deposit at Lender; (d) commercial paper having a maturity not exceeding 90 days which is rated not less than P-1 by Moody’s Investors Service, Inc. or A-1 by Standard and Poor’s Ratings Service; Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

25 (e) investments in money market funds which invest principally in obligations described in (a) or (d) above; (f) investments in repurchase agreements at Lender; (g) loans and advances to employees and agents in the ordinary course of business for travel and entertainment expenses and similar items; (h) deposits in deposit accounts at Lender; and (i) investments in equity of another entity or in a beneficial interest in a trust, and additional contributions of capital or investment by a Borrower in such other entity or in such trust, as long as Borrowers (both before and after consummation of the investment) are in compliance with the financial covenants of this Agreement and any Supplement and no Event of Default has occurred and is continuing. 7.7 Lines of Business. (1) Engage in any business activities substantially different than those in which either Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business (and Lender acknowledges that Borrowers’ ordinary course of business involves sales of Collateral from time to time, not on a regular schedule, in very large dollar amounts), or (3) purchase or retire any of either Borrower’s outstanding shares, units or partnership interests, or alter or amend either Borrower’s capital structure. 7.8 Transactions with Affiliates. Enter into or be a party to any transaction with any of its Affiliates except as otherwise provided herein or in the ordinary course of business and upon fair and reasonable terms which are no less favorable than a comparable arm’s length transaction with an entity which is not an Affiliate (and for the avoidance of doubt, this means that Borrowers’ may, for example, purchase, sell and lease aircraft, aircraft engines and other aircraft parts from and to Borrowers’ Affiliates, provided that such transactions are in the ordinary course of business and upon fair and reasonable terms which are no less favorable than a comparable arm’s length transaction with an entity which is not an Affiliate). 8. EVENT OF DEFAULT; REMEDIES. 8.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default: (a) Payment Default. A Borrower fails to make any payment within three (3) Business Days after when such payment is due under any of the Loans. (b) Other Defaults. A Borrower fails to comply with or to perform any other term, obligation, covenant, or condition contained in this Agreement, in any other Loan Document, or in any of the documents related hereto, or to comply with or to perform any term, obligation, covenant, or condition contained in any other agreement between Lender and Borrowers. (c) False Statements. Any warranty, representation, or statement made or furnished to Lender by a Borrower or on a Borrower’s behalf under this Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

26 Agreement or any related document is false or misleading in any material respect when made. (d) Death or Insolvency. The dissolution of a Borrower (whether voluntary or involuntary), or any other termination of a Borrower’s existence as a going business concern; or any equity holder withdraws from a Borrower, dies or its existence is terminated and the applicable Borrower does not obtain a substitute equity holder approved by Lender within one hundred twenty (120) days following such withdrawal, death or termination, and Lender’s approval shall not be unreasonably withheld; or the insolvency of a Borrower, including without limitation, the appointment of a receiver for any part of a Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws (whether voluntary or involuntary). (e) Defective Collateralization. This Agreement or any Loan Document ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason or any Collateral is or becomes subject to any liens except Permitted Liens. (f) Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings; whether by judicial proceeding, self-help, repossession or any other method, by any creditor of a Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment or levy of any of a Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by a Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or the forfeiture proceeding and if a Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for such proceeding in amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute. (g) Events Affecting Guarantors. Any of the preceding events occurs with respect to any Guarantor or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. Notwithstanding anything to the contrary herein, or in any of the Related Documents, the death or incompetency of a Guarantor shall not be an Event of Default if, within one hundred twenty (120) days following such death, the Borrowers provide a substitute guarantor approved by Lender, and Lender’s approval shall not be unreasonably withheld. Notwithstanding anything else in this Agreement or any Loan Document, or in any of the documents related hereto, neither a breach by a Guarantor of any agreement between the Guarantor and Lender, other than a Guaranty Agreement, nor the failure of a Guarantor to Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

27 comply with or to perform any term, obligation, covenant, or condition contained in any agreement between the Guarantor and Lender, other than a Guaranty Agreement, shall constitute an Event of Default. (h) Change in Control of Operations. If the CEO, Joe Kuhn or a CEO acceptable to Lender, in its reasonable discretion, has its employment with the Borrowers terminated for any reason, or ceases to oversee the day-to-day operations of Borrowers. (i) Right to Cure. If any default, other than a default in payment on the Obligations is curable and if a Borrower has not been given a notice of a similar default within the preceding twelve (12) months, such default may be cured if a Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender, in its sole discretion, determines to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. 8.2 Remedies. Upon the occurrence of an Event of Default that is susceptible to cure under Section 8.1(i), but is not cured within fifteen (15) days pursuant to Section 8.1(i), the obligation of Lender to make Loans shall terminate and (a) as to an Event of Default described in Sections 8.1(a) through 8.1(e) and 8.1(g) through 8.1(i), inclusive, the holder of a Note may, at its option and without notice, declare such Note to be, and such Note shall thereupon become, immediately due and payable, together with accrued interest thereon, and (b) as to an Event of Default described in Section 8.1(f), the Notes shall, without action on the part of Lender or any notice or demand, become automatically due and payable, together with accrued interest thereon. Presentment, demand, protest and notice of acceleration, nonpayment and dishonor are hereby expressly waived. 9. MISCELLANEOUS. 9.1 Survival of Representations and Warranties. The representations and warranties contained in Section 4 hereof and in the other Loan Documents shall survive closing and execution and delivery of the Notes. 9.2 Expenses. Each Borrower agrees, whether or not the transaction hereby contemplated shall be consummated, to pay on demand (a) all out-of-pocket expenses incurred by Lender in connection with the negotiation, execution, administration, amendment or enforcement of any Loan Document including the reasonable fees and expenses of Lender’s counsel, provided, however, that the legal fees for the negotiation and execution of this Agreement, the Notes, the Guarantees and the Security Agreement dated as of the date hereof shall not exceed $55,000, (b) any taxes (including any interest and penalties relating thereto) payable by Lender (other than taxes based upon Lender’s net income) on or with respect to the Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

28 transactions contemplated by this Agreement (Each Borrower hereby agreeing to indemnify Lender with respect thereto) and (c) Each Borrower agrees to pay upon demand all of Lender’s costs and expenses, including without limitation, Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and each Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post judgment collection services. Each Borrower shall also pay all court costs and such additional fees as maybe directed by the court. The obligations of each Borrower under this Section 9.2 will survive payment of the Notes. 9.3 Notices. Except as otherwise provided herein or in a Supplement, all notices provided for herein shall be in writing and shall be (a) delivered; (b) sent by express or first class mail; or (c) sent by facsimile transmission and confirmed in writing provided to the recipient in a manner described in subsection (a) or (b) above, and addressed as follows, or to such other address with respect to either party as such party shall notify the other in writing; such notices shall be deemed given when delivered, mailed or so transmitted: if to Lender, addressed to it at: 2300 S. Columbia Rd. Grand Forks, ND 58201 Fax: _________________ if to Borrowers, addressed to them at: Contrail Aviation Support, LLC Contrail Aviation Leasing, LLC 435 Investment Court Verona, WI 53593-8788 Fax: _________________ 9.4 Security Interest in Deposit Accounts and Right of Setoff. To the extent permitted by applicable law, each Borrower grants to Lender a security interest in, and Lender reserves the right of setoff in, any and all of a Borrower’s deposit accounts with Lender (whether checking, savings, time or any other type of account). This includes such accounts that a Borrower may hold jointly with someone else and all deposit accounts, whether now or hereafter existing. This does not include IRA or Keogh accounts, or any other account for which setoff would be prohibited by applicable law. Each Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Obligations against any or all of such accounts. Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

29 9.5 Lender’s Expenditures. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if a Borrower fails to comply with any provision of this Agreement or any related documents, including without limitation, a Borrower’s failure to discharge or pay when due any amounts a Borrower is required to discharge or pay under this Agreement or any related documents, Lender on a Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including without limitation, discharging or paying all taxes, liens, security interests, encumbrances, and any other claims, at the time levied or placed on any Collateral and paying all costs for insuring; maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate being charged under the Note from the date incurred or paid by Lender to the date such expenditure is repaid to Lender. All such expenses will become a part of the Indebtedness and, at Lender’s option, shall be (a) payable upon demand; (b) added to the principal balance of the Indebtedness and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (c) treated as a balloon payment which will be due and payable at the Note’s maturity. 9.6 Participations. Each Borrower agrees that Lender may, at its option, sell to another financial institution or institutions interests in any Note and, in connection with each such sale and thereafter, disclose to the purchaser or prospective purchaser of each such interest financial and other information concerning a Borrower. Each Borrower agrees that if any portion of the Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each such purchaser shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest to the same extent as if the amount of its participating interest were owed directly to it. Each Borrower further agrees that each such purchaser shall be entitled to the benefits of Section 3.5 with respect to its participation in Lender’s obligation to make Loans; provided that no such purchaser shall be entitled to receive any greater amount pursuant to that section than Lender would have been entitled to receive if no such sale had occurred. 9.7 Titles. The titles of sections in this Agreement are for convenience only and do not limit or construe the meaning of any section. 9.8 Severability. In case any provision or obligation under this Agreement or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. 9.9 Parties Bound; Waiver. The provisions of this Agreement shall inure to the benefit of and be binding upon any successor of any of the parties hereto; provided that a Borrower’s rights under this Agreement are not delegatable or assignable. Any Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

30 purported delegation or assignment by a Borrower of its respective rights and obligations hereunder is void. Each Borrower expressly acknowledges that Lender may assign its interests under this Agreement and the other Loan Documents to an Affiliate of Lender after the Closing Date and agree that upon such assignment, as used herein, the term “Lender” shall refer to such Affiliate. No delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, documents or agreement now existing or hereafter arising. 9.10 Governing Law. This Agreement is being delivered in and shall be deemed to be a contract governed by the laws of the State of Wisconsin and shall be interpreted and the rights and obligations of the parties hereunder enforced in accordance with the internal laws of that state without regard to the principles of conflicts of laws. 9.11 Submission to Jurisdiction; Service of Process. ALL JUDICIAL PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF WISCONSIN LOCATED IN DANE COUNTY. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER IRREVOCABLY: (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO A BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 9.3; AND (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER A BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. 9.12 Jury Waiver. BORROWERS AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

31 BETWEEN OR AMONG BORROWERS AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS. 9.13 Limitation of Liability. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER FROM THE OTHER PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES, OF WHATEVER NATURE, OTHER THAN ACTUAL DAMAGES. 9.14 Cross-Collateralization. In addition to the Obligations, the liens in favor of Lender under the Collateral Documents secures all obligations, debts and liabilities, plus interest thereon, of a Borrower or a Grantor to Lender, or any one or more of them, as well as all claims by Lender against a Borrower or a Grantor or any one or more of them whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether a Borrower or a Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable. 9.15 Entire Agreement. This Agreement and the other Loan Documents shall constitute the entire agreement of the parties pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings of the parties in connection therewith. 9.16 Counterpart Signatures. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or e-mail transmission of a portable document file (also known as a PDF file) shall be effective as delivery of a manually executed counterpart of this Agreement. [remainder of page intentionally left blank; signature page follows] Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9

[Signature Page to Master Loan Agreement] IN WITNESS WHEREOF, the Parties have executed this Credit Agreement as of the date first written above. BORROWERS: LENDER: CONTRAIL AVIATION SUPPORT, LLC ALERUS FINANCIAL, NATIONAL ASSOCIATION By: By: Joseph Kuhn Briel Grube Its: CEO Its: SVP CONTRAIL AVIATION LEASING, LLC By: Joseph Kuhn Its: CEO Docusign Envelope ID: 996A8D70-00DF-4C1B-88F2-39337398B8F9